SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2018

BIOETHICS, LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

          333-55254-41

           87-045312

(Commission File Number)

(IRS Employer Identification No.)

 10161 Park Run Drive, Suite 150, Las Vegas, Nevada

 89145

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  702-941-1100

1661 Lakeview Circle, Ogden, Utah  84403

(Former address and telephone)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  []

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2018, the Registrant’s majority stockholder, Bradly Petersen, holding 105,000,000, or 90.5% of the 116,000,000 outstanding shares of common stock, (a) removed Mark Scharmann as director of the Registrant, and (b) appointed Leanne Rodgers as sole director, by execution and delivery of a consent action in writing. Pursuant to Nevada Revised Statutes §78.335, “any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.”

Immediately after her appointment as sole director, Leanne Rodgers removed Mr. Scharmann, and any other person purporting to be an officer, from all officer positions, and elected herself as President, Chief Financial Officer and Secretary.

Leanne Rodgers, age 45, has been a lawyer for more than the past five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 21, 2018

BIOETHICS, LTD.

By: /s/ Leanne Rodgers

     Leanne Rodgers

      Chief Executive Officer

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